CEC ENTERTAINMENT, INC.
                              DEVELOPMENT AGREEMENT

                  ____________________________________________
                                [CITY AND STATE]



                            4441 West Airport Freeway
                                Irving, TX 75062

                                TABLE OF CONTENTS
RECITALS.......................................................................1
1.       DEFINITIONS...........................................................1
2.       GRANT OF RIGHTS.......................................................4
2.1      Grant.................................................................4
2.2      Exclusivity...........................................................4
2.3      Right of First Refusal................................................4
2.4      Limitation of Rights..................................................4
3.       FEES..................................................................5
3.1      Development Fee.......................................................5
3.2      Franchise Fees........................................................5
3.3      Payment and Taxes.....................................................6
4.       DEVELOPMENT SCHEDULE..................................................6
4.1      Development Schedule..................................................6
4.2      Ownership Interest....................................................6
4.3      Site Location and Approval............................................6
4.4      Operational Date......................................................6
4.5      Extensions............................................................7
5.       REPRESENTATIONS, WARRANTIES AND COVENANTS.............................7
5.1      Representations, Warranties and Covenants of Developer.
         If Developer is not an individual.....................................7
5.1.1    Due Incorporation.....................................................7
5.1.2    Authorization.........................................................7
5.1.3    Exclusivity...........................................................7
5.1.4    Execution and Performance.............................................7
5.1.5    Corporate Documents...................................................7
5.1.6    Ownership Interests...................................................7
5.1.7    Stop Transfer Instructions............................................8
5.2      Financial Statements..................................................8
5.3      Developer's Principals................................................8
5.4.     Guaranty..............................................................8
5.5      Non-Competition during Term of Agreement..............................8
5.6      Non-Competition after Termination or Non-renewal of Agreement.........9
5.8      Additional Covenants.................................................10
6.       PROPRIETARY INFORMATION..............................................10
6.1      Confidential Information.............................................10
6.1.1    Confidentiality Agreements...........................................10
6.1.2    Improvements.........................................................10
6.2      Proprietary Marks....................................................10
7.       TRANSFER OF INTEREST.................................................10
7.1      Transfer by Franchisor...............................................10
7.2.     Transfer by Developer................................................11

8.       INSURANCE AND INDEMNITY..............................................14
8.1      Insurance............................................................14
8.2      Indemnitees..........................................................14
8.2.1    Indemnification......................................................14
8.2.2.   Notice and Counsel...................................................15
8.2.3    Settlement and Remedial Actions......................................15
8.2.4    Expenses.............................................................15
8.2.5    Third Party Recovery.................................................15
8.2.6    Survival.............................................................16
9.       TERM AND TERMINATION.................................................16
9.1      Term.................................................................16
9.2      Automatic Termination................................................16
9.3      Termination upon Notice..............................................17
10.      REMEDIES.............................................................18
10.1     Remedies.............................................................18
10.1.1   Reduction of Exclusivity.............................................18
10.1.2   Cure.................................................................18
10.1.3   Specific Enforcement.................................................18
11.      DISPUTE RESOLUTION...................................................18
11.1     Mediation............................................................18
11.2     Applicable Law.......................................................19
11.3     Jurisdiction and Venue...............................................19
11.4     Mutual Benefit.......................................................19
12.      MISCELLANEOUS........................................................19
12.1     Independent Contractors..............................................19
12.2     Entire Agreement.....................................................19
12.3     JUDGMENT; DISCRETION.................................................20
12.4     No Waiver............................................................20
12.5     Severability.........................................................20
12.6     Notice...............................................................21
12.7     Counterparts.........................................................21
12.8     Headings.............................................................21
12.9     Further Assurances...................................................21
12.10    Compliance with Laws.................................................21
13.      ACKNOWLEDGMENTS......................................................21
13.1     Independent Investigation............................................21
13.2     Opportunity to Assess Risks..........................................22
13.3     Receipt of Disclosure Document.......................................22
13.4     No Extraneous Promises...............................................22
13.5     No Extraneous Inducements............................................22
13.6     Commercial Relationship..............................................22
13.7     Compliance with Anti-Corruption and Anti-Money Laundering Laws.......22
13.8.    No Claims............................................................23

SCHEDULE 1.8    Statement of Ownership Interests and Developer's Principals...26
ATTACHMENT A    Franchise Agreement..........................................A-1
ATTACHMENT B    Agreement and Guaranty of Developer's Principals.............B-1
ATTACHMENT C    Employee Confidentiality and Non-Competition Agreement.......C-1
ATTACHMENT D    GENERAL RELEASE..............................................D-1

                             CEC ENTERTAINMENT, INC.
                              DEVELOPMENT AGREEMENT

     This Development Agreement is executed and entered into as of this ___ day of ________, 20__, by and between CEC ENTERTAINMENT, INC., a Kansas corporation (as Franchisor), and ________________, a ________________ corporation (as
Developer).

                                    RECITALS

1.   Franchisor has developed and is the owner of the System;

2. Franchisor has developed and is the owner of, or licensee with rights to sublicense, certain Animated Entertainment and Proprietary Marks which are utilized in connection with and identify the System; and

3. Developer desires to obtain from Franchisor and Franchisor desires to grant to Developer certain rights to use the System, the Animated Entertainment and the Proprietary Marks to develop and establish Franchised Restaurants in the Territory.

NOW THEREFORE, Franchisor and Developer in consideration of the undertakings and commitments set forth herein, agree as follows:

1.   DEFINITIONS

     As used in this Agreement and the above Recitals, the following capitalized terms shall have the meanings attributed to them in this Section:

1.1 "Action" means any cause of action, suit, proceeding, claim, demand, investigation or inquiry (whether a formal proceeding or otherwise) with respect to which Developer's indemnity applies.

1.2  "Agreement" means this Development Agreement and all attachments.

1.3 "Animated Entertainment" means the computer hardware and software, artistic designs, scripts and musical scores, staging and lighting techniques and configurations, plans, manuals and specifications, manufacturing know-how and other intellectual property relating to video display entertainment and to three dimensional computer controlled animated characters, including present and future improvements, patents, trademarks, copyrights and other intellectual and artistic property.

1.4 "Change in Control" means a Transfer of an Equity Interest in Developer which, directly, indirectly, or combined with prior Transfers, causes a change in the number of Persons which can vote more than fifty percent (50%) of the total Equity Interest in Developer.



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1.5  "Competing  Business"  means a business which operates a restaurant or food service outlet in combination with family entertainment, including without limitation, live entertainment and entertainment in the form of video games, video displays or computer controlled animated characters.

1.6 "Confidential Information" means the terms of the Development Agreement and Franchise Agreement and any amendments thereto, the components of the System, the Animated Entertainment, manuals, written directives and all drawings, equipment, recipes, and all other information know-how, techniques, materials and data imparted or made available by Franchisor which is (i) designated as confidential, (ii) known by Developer to be considered confidential by Franchisor or (iii) by its nature inherently or reasonably considered confidential.

1.7  "Developer" means ________________.

1.8 "Developer's Principals" means Developer's spouse, if Developer is an individual, all officers and directors of Developer and all holders of an ownership interest in Developer and of any entity directly or indirectly controlling Developer, all as listed on Schedule 1.8 attached hereto.

1.9 "Development Schedule" means the schedule pursuant to which the Developer will establish Franchised Restaurants as set forth in Section 4.

1.10 "Equity Interest" means a direct or indirect ownership interest in the capital stock of, partnership or membership interest in, or other equity or ownership interest in Developer (including the right to vote) any type of legal entity.

1.11 "Execution Date" means the date upon which the Agreement is deemed duly executed by Developer and Franchisor, as indicated on the first page of this Agreement.

1.12 "Franchise Agreement" means the then-current form of franchise agreement approved by Franchisor and to be executed with franchisees in accordance with this Agreement, the current form of which is attached as Attachment "A."

1.13 "Franchised   Restaurant"  means  a  Restaurant  opened   pursuant  to  the
Development Schedule and operated (i) at a Site approved by Franchisor pursuant to this Agreement and (ii) pursuant to a duly executed Franchise Agreement.

1.14 "Franchisee" means any person or legal entity approved by Franchisor to enter into a Franchise Agreement and to establish a Franchised Restaurant.

1.15 "Franchisor" means CEC Entertainment, Inc. or any person or legal entity to which CEC Entertainment, Inc. assigns or otherwise transfers its rights and obligations contained in this Agreement.

1.16 "Indemnitees"  means  Franchisor  and is subsidiaries  and affiliates,  and
directors,  officers,  employees,   shareholders,   affiliates,  successors  and
assigns.

1.17 "Losses and Expenses" means all losses, compensatory, exemplary or punitive damages, fines, penalties, charges, costs, expenses, the lost profits, assessments and fees (including reasonable attorneys', experts', accountants' and consultants' fees); interest, court costs, settlement or judgment amounts, compensation for damages to Franchisor's reputation and goodwill, costs of or resulting from delays, financing costs, costs of advertising material and media time/space, and costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other similar amounts incurred, charged against or suffered by the Indemnitees in connection with any Action.

1.18 "Minority Interest" means a direct or indirect ownership interest of less than five percent (5%) of the capital stock of, partnership interest in, or other equity interest in (including the right to vote) any type of legal entity.

1.19 "Operational" used in reference to a Franchised Restaurant, means a Franchised Restaurant that is fully constructed and finished out as approved by Franchisor and is legally permitted to render its services to the general public pursuant to a duly executed Franchise Agreement.

1.20 "Person" means an individual, corporation, limited liability company, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

1.21 "Proprietary Marks" means the trademarks, trade names, service marks, logos, emblems and other indicia of origin as designated from time to time by Franchisor, which may be owned by Franchisor or licensed to Franchisor with sublicensing rights, including, but not limited to, the marks: "Chuck E. Cheese" and "Chuck E. Cheese's."

1.22 "Restaurant" means a family-oriented pizza restaurant operated utilizing the System, the Proprietary Marks and the Animated Entertainment, either in accordance with the terms and conditions of a franchise agreement or by Franchisor.

1.23 "Site" means the location for the construction and operation of a Franchised Restaurant which has been approved as per Section 4 of this Agreement.

1.24 "Sky Tubes" means components configured to create sequences of group/social and independent play, using tubes, windows, entries, climbs, crawls, play stations, passageways, and slides.

1.25 "System" means the distinctive system developed and owned by Franchisor for the establishment, development, and operation of family-oriented pizza restaurants, the distinguishing characteristics of which include without limitation, Animated Entertainment, separate areas with a variety of rides, amusement games and other attractions, characteristic decorations, furnishings and materials, specially-designed equipment and equipment layouts, trade secret food products and other special recipes, menus and food and beverage designations, food and beverage preparation and service procedures and techniques, operating procedures for sanitation and maintenance, methods and techniques for inventory and cost controls, record keeping and reporting, personnel training and management, and advertising and promotional programs, cornerstones of operation, and operational policies, all of which may be changed, improved or further developed by Franchisor from time to time.

1.26 "Territory" means  ________________________________  in which the Developer shall develop the System in accordance with the terms and conditions of this Agreement.

1.27 "Transfer" means the sale, assignment, conveyance, pledge, mortgage or other encumbrance, whether direct or indirect, in whole or in part, or in one or a series of related transactions or occurrences, of (i) this Agreement, (ii) any Franchise Agreement between Franchisor and Developer, (iii) any Equity Interests in Developer, or (iv) in the assets of Developer, beyond transfer necessary in the ordinary course of business.

2.   GRANT OF RIGHTS

2.1 Grant. Subject to the terms, and conditions and limitations of this Agreement, Franchisor hereby grants to Developer the right, and Developer undertakes the obligation to establish and operate ________ (___) Franchised Restaurants at duly approved Sites in the Territory and pursuant to duly executed Franchise Agreements. Franchisor retains all other rights.

2.2 Exclusivity. For so long as Developer is in compliance with this Agreement, Franchisor will not, without Developer's prior written consent, establish or operate, or license anyone other than Developer to establish or operate a Restaurant, which is physically located in the Territory prior to the last date specified in the Development Schedule.

2.3 Right of First Refusal. For a period of two (2) years after the successful and timely completion of the Development Schedule, if Franchisor proposes to establish any additional Restaurants which are physically located in the Territory, Developer shall have the right to enter into a new Development Agreement and/or Franchise Agreement to establish such additional Restaurants under the terms and conditions of the then-current form of Development and/or Franchise Agreements. If the Developer and Franchisor have not executed a new Development and/or Franchise Agreement within a period of thirty (30) days after Franchisor provides written notice to Developer of Franchisor's desire to further develop the Territory, Franchisor will have the right, to the exclusion of Developer, to further develop or establish additional Restaurants in the Territory on its own or with others.

2.4 Limitation of Rights. Franchisor retains all rights not expressly granted hereunder. Franchisor, its affiliates, and their respective franchisees and licensees may, among other things, operate other types of facilities besides Restaurants in the Territory, including facilities that are identified by some or all of the Proprietary Marks. Franchisor therefore may (or may authorize a third party to) conduct, among other things, the following activities:

     (a) Advertise and promote sales of or by Restaurants, at any location, including within the Territory;

     (b) Offer and sell collateral and ancillary products and services, such as pre-packaged food products, toys, games, clothing, and memorabilia, in the Territory under the Proprietary Marks, even though those products and services may be similar to items offered by the Franchised Restaurants;

     (c) Offer and sell any products and services (regardless of similarity to products and services sold in the Franchised Restaurants) under any names and marks other than the Proprietary Marks; at any location, including within the Territory;

     (d) Establish and operate a Restaurant anywhere outside of the Territory, regardless of proximity or financial impact to the Franchised Restaurants;

     (e) Establish and operate any business other than a Restaurant (including restaurants) anywhere inside or outside of the Territory, regardless of proximity or financial impact to the Franchised Restaurants; and

     (f) Operate one or more sites on the World-Wide Web portion of the Internet that advertise Restaurants, allow customers and potential customers to make reservations at Restaurants (including the Franchised Restaurants), sell any product or service including pre-packaged food products, games, toys, clothing or memorabilia, or permit other activities (whether or not similar), even though the Web site is accessible to or viewable by persons in the Territory.

     This Agreement is not a Franchise Agreement, and Developer shall have no right to use, or to license to others in any manner, the Proprietary Marks, the Animated Entertainment or the System by virtue hereof.

3. FEES

3.1 Development Fee. Upon the execution of this Agreement, Developer shall deliver a nonrefundable development fee of ________________ and no/100 Dollars ($________) in consideration for the administrative and other expenses incurred by Franchisor and for the development opportunities lost or deferred as a result of Franchisor's entering into this Agreement with Developer. This development fee is Ten Thousand and no/100 Dollars ($10,000.00) for each restaurant to be developed. In addition, Developer will pay to Franchisor upon the execution of this Agreement a non-refundable amount equal to Twelve Thousand Five Hundred and no/100 Dollars ($12,500.00) multiplied by the number of Franchised Restaurants (excluding the first Franchised Restaurant) to be opened and operated pursuant to the Development Schedule in Section 4. This Twelve Thousand Five Hundred and no/100 Dollars ($12,500.00) will be credited toward each franchise fee (excluding the franchise fee for the first Franchise Agreement) to be paid to Franchisor pursuant the terms of this Development Agreement and the Franchise Agreements.

3.2 Franchise Fees . Upon the execution of this Agreement, Developer shall deliver a non-refundable franchise fee of Fifty Thousand and no/100 Dollars ($50,000.00) for the first Franchise Agreement to be executed pursuant to the Development Schedule. Such non-refundable fee, which shall be deemed earned by Franchisor when received, is in consideration for administrative and other expenses incurred by Franchisor and for the development opportunities lost or deferred as a result of Franchisor's entering into this Agreement with Developer. The Developer will deliver all future franchise fees upon the execution of and in accordance with the terms (including franchise fee amounts) and conditions of the respective Franchise Agreement.

3.3 Payment and Taxes. All payments made by Developer to Franchisor pursuant to this Agreement will be in United States dollars and will be made free and clear of any tax, deduction, offset or withholding of any kind. All taxes and penalties on any payment made by Developer pursuant to this Agreement now or in the future will be fully borne by Developer. In the event of any bona fide dispute as to liability for taxes assessed or other indebtedness, Developer may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law; however, in no event shall Developer permit a tax sale or seizure by levy of execution or similar writ or warrant, or attachment by a creditor, to occur against the premises of any Franchised Restaurant, or any improvements thereon.

4.   DEVELOPMENT SCHEDULE

4.1 Development Schedule. The Developer agrees to execute separate Franchise Agreements and establish Franchised Restaurants at Sites in the Territory in accordance with the following Development Schedule:



  Execution Date         Number of Franchised        Number of Franchised Restaurants        Total Number of
                        Restaurants Operated by       operated by an Entity in which      Franchised Restaurants
                          Developer Directly         Developer has a Majority Equity
                                                                 Interest


 ________________      _________________________    __________________________________   ________________________

 ________________      _________________________    __________________________________   ________________________

 ________________      _________________________    __________________________________   ________________________

 ________________      _________________________    __________________________________   ________________________

 ________________      _________________________    __________________________________   ________________________

 ________________      _________________________    __________________________________   ________________________

 ________________      _________________________    __________________________________   ________________________



4.2 Ownership Interest. Franchisor and Developer agree that the Developer shall enter into a Franchise Agreement and establish and operate the Franchised Restaurants either directly or by using subsidiaries in which it has a majority Equity Interest.

4.3 Site Location and Approval. Developer agrees that prior to or within one hundred and twenty (120) days after the execution of a Franchise Agreement, it will locate or cause the franchisee under the Franchise Agreement in question to locate a Site within the Territory for the establishment and operation of the respective Franchised Restaurant. Within the same one hundred and twenty (120) day period, Developer also agrees that it will cause the franchisee under the respective Franchise Agreement to obtain the approval for such Site from the Franchisor as per the terms and conditions of the respective Franchise Agreement.

4.4 Operational Date. Developer agrees that, within a period of ________ (___) days from the approval by Franchisor of the Site, it will cause the respective Franchised Restaurant to be fully Operational.

4.5 Extensions. Developer shall at all times comply with the Development Schedule. However, Franchisor, at its sole discretion and without obligation, may grant a written extension or extensions to Developer for the period of time that the Developer requests. In the event Franchisor grants an extension, Developer agrees to pay Franchisor a non-refundable extension fee of Two Thousand Five Hundred and No/100 Dollars ($2,500.00) for every thirty (30) day period of the extension.

5.   REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 Representations, Warranties and Covenants of Developer. If Developer is not an individual, then Developer and each of Developer's Principals represent, warrant and covenant to Frachisor that:

     5.1.1 Due Incorporation. If Developer is a corporation, limited liability company, limited or general partnership, or other form of business entity, it is duly formed and organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all requisite power and authority to enter into this Agreement and perform the obligations contained herein.

     5.1.2 Authorization. The execution, delivery and performance by Developer of this Agreement and all other agreements contemplated herein has been duly authorized by all requisite actions on the part of Developer and no further actions are necessary to make this Agreement or such other agreements valid and binding upon it and enforceable against it in accordance with their respective terms.

     5.1.3 Exclusivity. Developer's corporate charter, written partnership or limited liability company agreement, membership agreement or other governing documents will at all times provide that Developer's activities are confined exclusively to the development of the Franchised Restaurants unless otherwise consented to in writing by Franchisor.

     5.1.4 Execution and Performance. Neither the execution, delivery nor performance by Developer of this Agreement or any other agreements contemplated hereby will conflict with, or result in a breach of any term or provision of Developer's charter, by-laws, articles of organization, or partnership agreement and/or other governing documents and any amendments thereto, any indenture, mortgage, deed of trust or other material contract or agreement to which Developer is a party or by which it or any of its assets are bound, or breach any order, writ, injunction or decree of any court, administrative agency or governmental body.

     5.1.5 Corporate Documents. Certified copies of Developer's charter, by-laws, articles of organization, partnership agreement, membership agreement and/or other governing documents and any amendments thereto, including board of director's or partner's resolutions authorizing this Agreement have been delivered to Franchisor. Any amendments or changes to such governing or charter documents subsequent to the date of this Agreement, shall not be undertaken without Franchisor's prior written consent.

     5.1.6 Ownership Interests. All Equity Interests in Developer are accurately and completely described in Schedule 1.8. Developer will maintain at all times a current list of all owners of record and all beneficial owners of Equity Interests in Developer. Developer will make such list available to Franchisor upon request.

     5.1.7 Stop Transfer Instructions. If Developer is a corporation, Developer will maintain stop-transfer instructions against the transfer on Developer's records of any of its equity securities and each stock certificate will have conspicuously endorsed upon it a statement in a form satisfactory to Franchisor's that it is held subject to all restrictions imposed upon assignments by this Agreement; but the requirements of this Section will not apply to the transfer of equity securities of a publicly-held corporation. If Developer is a partnership or limited liability company, its written partnership or limited liability company agreement will provide that ownership of an interest in the partnership or limited liability company is held subject to all restrictions imposed upon assignments by this Agreement.

          If Developer is an individual, then Developer represents, warrants and covenants that neither the execution, delivery nor performance by Developer of this Agreement or any other agreements contemplated hereby conflicts with, or results in a breach of any contract or agreement to which Developer is a party or a breach of any order, writ, injunction or decree of any court, administrative agency or governmental body.

5.2 Financial Statements. Developer and, at Franchisor's request, each of Franchisee's Principals have provided Franchisor with your and their most recent financial statements in the form and for the time periods specified by Franchisor. The financial statements (i) present fairly Developer's financial position and the financial position of each of Franchisee's Principals, as applicable, at the dates indicated therein and, with respect to Franchisee, the results of its operations and cash flow for the periods then ended; (ii) are certified as true and correct by the Franchisee's Chief Financial Officer or President, as applicable; and (iii) have been prepared in conformity with generally accepted accounting principles in the United States, applied on a consistent basis. No material liabilities, adverse claims, commitments or obligations of any nature, whether accrued, unliquidated, absolute, contingent or otherwise, exist as of the date of this Agreement which are not reflected as liabilities on Developer's financial statements or those of Developer's Principals.

5.3 Developer's Principals. Developer will notify Franchisor within ten (10) days following the date that any person previously identified as Developer's Principal ceases to qualify as such or that any new person succeeds to or otherwise comes to occupy a position which would qualify such person as one of Developer's Principals. That person will immediately execute all documents and instruments (including, as applicable, this Agreement) required by Franchisor to be executed by others in a comparable position; but if there is any conflict between this provision and the transfer provisions of Section 7, the provisions of Section 7 will control.

5.4. Guaranty. As an inducement and as a condition to Franchisor's execution and acceptance of this Agreement, Developer's Principals will, jointly and severally, guarantee the performance of Developer's obligations, covenants and agreements under this Agreement pursuant to the terms and conditions of the Agreement and Guaranty of Developer's Principals in the form of Attachment B to this Agreement, and will otherwise bind themselves to the terms of this Agreement as stated herein.

5.5 Non-Competition during Term of Agreement. In consideration of, among other things, the disclosure to Developer of the System and the Confidential
Information, during the term of this Agreement, Developer and Developer's Principals shall not, directly or indirectly:

          (a)  Divert or attempt  to divert business of  any  Restaurant  to any competitor, or do or perform any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks, the Animated Entertainment and the System;

          (b) Employ or seek to employ any person who is employed by Franchisor or by any other franchisee or developer of Franchisor or entice such person to leave such employment; and

          (c) Except as provided for herein, own, maintain, engage in, or have an Equity Interest in a Competing Business; provided that this provision shall not apply to any Minority Interest collectively held by Developer or Developer's Principals in any publicly-held corporation listed on a national stock exchange.

5.6 Non-Competition after Termination or Non-renewal of Agreement. In consideration of, among other things, the disclosure to Developer of the System and the Confidential Information, for a period of three (3) years after the expiration or approved Transfer by Developer and/or Developer's Principals, Developer and Developer's Principals (as applicable) shall not, directly or indirectly:

          (a)  Divert or attempt to divert  business of  any  Restaurant  to any competitor, or do or perform any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks, the Animated Entertainment and the System;

          (b) Employ or seek to employ any person who is employed by Franchisor or by any other franchisee or developer of Franchisor, or entice such person to leave such employment; and

          (c) Except as provided for herein, own, maintain, engage in, or have an Equity Interest in a Competing Business which is located within the Territory or within twenty five (25) miles from the outer boundaries of the Territory; provided that this provision shall not apply to any Minority Interest collectively held by Developer or Developer's Principals in any publicly-held corporation.

5.7 Independent Covenants. Each of the covenants in Sections 5.5 and 5.6 will be construed as independent of any other covenant or provision of this Agreement.

          (i) Developer and Developer's Principals understand and acknowledge that Franchisor will have the right, in its sole discretion, to reduce the scope of any covenant set forth in Sections 5.5 and 5.6, or any portion thereof, without their consent, effective immediately upon notice to Developer; and Developer and Developer's Principals agree that they will comply with any covenant as so modified, which will be fully enforceable notwithstanding the provisions of Section 12.2 hereof.

          (ii) Developer and Developer's Principals expressly agree that the existence of any claims they may have against Franchisor, whether or not arising from this Agreement, will not constitute a defense to the enforcement by Franchisor of the covenants in Sections 5.5 and 5.6.

          (iii) Developer and each Developer's Principal acknowledges that the covenants not to compete contained in Sections 5.5 and 5.6 are reasonable and necessary to protect the business and goodwill of the System and to avoid misappropriation or other unauthorized use of the System and Franchisor's other trade secrets.

          (iv) Developer and each Developer's Principal acknowledges and confirms that Developer and the Developer's Principals possess the education, training and experience necessary to earn a reasonable livelihood apart from operating a Competing Business.

5.8 Additional Covenants. Developer shall require and obtain for the benefit of Franchisor execution of covenants similar to those set forth in this Section from any and all of its employees having access to materials or information furnished or disclosed to Developer by Franchisor, including, which limitation, all managers, assistant managers and director of operations.

6.   PROPRIETARY INFORMATION

6.1 Confidential Information. Except expressly provided herein, Developer shall have no right, title or interest in the Confidential Information. The Developer and the Developer's Principals shall only communicate, disclose or use the Confidential Information as expressly permitted herein or as required by law. Developer and Developer's Principals shall disclose the Confidential Information only to such of Developer's employees, agents, or independent contractors who must have access to it in connection with their employment. The covenant in this Section will survive the expiration, termination, or transfer of this Agreement or any interest in this Agreement and will be perpetually binding upon Developer and each of Developer's Principals.

     6.1.1 Confidentiality Agreements. Developer shall cause all employees having access to the Confidential Information to execute confidentiality agreements substantially in the form of Attachment C stating that they will preserve in confidence all Confidential Information. Neither Developer, Developer's Principal's or their respective employees may at any time, without Franchisor's prior written consent, copy, duplicate, record or otherwise reproduce the Confidential Information, in whole or in part, nor otherwise make the same available to any unauthorized person.

     6.1.2 Improvements. If Developer makes any improvements (as determined by Franchisor) to the Confidential Information or the System, Developer and the Developer's Principals shall each execute an amendment to this Agreement reflecting such improvements and Franchisor's exclusive ownership thereof. All such improvements, which are hereby assigned to Franchisor, shall be considered Confidential Information.


6.2 Proprietary Marks. Developer acknowledges Franchisor's exclusive ownership of or right to sublicense the Proprietary Marks and shall neither directly or indirectly infringe, contest or otherwise impair Franchisor's exclusive ownership of, and/or license with respect to, the Proprietary Marks either during or after termination or expiration of this Agreement.

7.   TRANSFER OF INTEREST

7.1 Transfer by Franchisor. Franchisor shall have the right to transfer or assign this Agreement, its rights to the Proprietary Marks, and all or any part of its rights or obligations herein to any person or legal entity without the consent of Developer or Developer's Principals. Upon such transfer by Franchisor, any transferee or assignee of Franchisor shall become solely responsible for all obligations of Franchisor under this Agreement from the date of transfer or assignment. Without limiting the foregoing, Developer acknowledges that Franchisor may sell its assets (including its rights in the Proprietary Marks and the System) to a third party; may offer its securities privately or publicly; may merge, acquire other legal entities or be acquired by another legal entity; and may undertake a refinancing, recapitalization, leveraged buy out or other economic or financial restructuring. With regard to any or all of the above sales, assignments and dispositions, Developer expressly and specifically waives any claims, demands, or damages against Franchisor or its affiliates arising from or related to Franchisor's transfer of its rights in this Agreement, the Proprietary Marks or the System to any other party. Nothing contained in this Agreement will require Franchisor to remain in the business of operating or licensing the operation of the Restaurants or other businesses or to offer any services or products to Developer, whether or not bearing or not bearing the Proprietary Marks, it Franchisor transfers or assigns its rights in or obligations under this Agreement.

7.2. Transfer by Developer. Developer and Developer's Principals understand and acknowledge that the rights and duties set forth in this Development Agreement are personal to Developer and are granted, in part, in reliance upon the skill, aptitude, business and financial capacity of Developer and Developer's
Principals and their intention of complying with its terms and conditions. Therefore, if the Developer and/or Developer's Principals desire to Transfer any interest to any individual or entity (including a trust), they must first obtain the prior written approval of Franchisor. Any such attempted Transfer not approved by Franchisor shall be null and void from its purported inception.

     Prior to authorizing such Transfer, Franchisor may require, among other things, satisfaction of any or all of the following:

     (a) Developer shall be in full compliance with all of the terms and conditions of this Agreement;

     (b) Developer and/or any Developer's Principal shall remain liable for the performance of its obligations contained in this Agreement through the date of Transfer and shall execute all instruments reasonably requested by Developer to evidence such liability;

     (c) The transferee shall satisfy, in Franchisor's judgment, Franchisor's then existing criteria for a developer including, without limitation: (i) education; (ii) business skill, experience and aptitude; (iii) character and reputation; and (iv) financial resources;

     (d) The transferee and all owners of any record or beneficial interest in the capital stock (or other interest) of transferee shall execute all instruments (including a new development agreement and guaranty) reasonably requested by Franchisor to evidence acceptance and assumption of all of the terms and conditions of this Agreement. Such new development agreement may contain terms materially different from this Agreement; and

     (e) Developer pays a transfer fee equal to (i) one half (1/2) of the development fee contained herein, if the Developer does not have a majority Equity Interest (as reasonably determined by Franchisor) in the transferee or
(ii) an amount equal to the reasonable costs incurred by Franchisor in connection with the Transfer among Developers principals, but in no event less than One Thousand and no/100 Dollars ($1,000.00). Franchisee and Franchisee's Principals (if applicable) must have executed a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor, its affiliates, and the officers, directors, members, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement and any other agreement between Franchisee or any of Franchisee's affiliates and Franchisor's or any of its affiliates or under federal, state or local laws, rules, regulations or orders. Franchisor's current form of general release is attached hereto as Attachment D.

7.3. Right of First Refusal. In the event that Developer and/or any of Developer's Principals or any holder of an Equity Interest in Developer desire to effectuate a Transfer, Franchisor shall have the right and option, exercisable within thirty (30) days after Franchisor's receipt of all materials and information described Section 7.3(a), (b), (c) and (e) to purchase the interest proposed to be transferred in accordance with the following:

     (a) Developer or the proposed transferee shall notify Franchisor in writing of any bona fide proposed Transfer and set forth a complete description of all terms and fees of the proposed Transfer in the manner prescribed by the Franchisor, including the prospective transferee's name, address, financial qualifications and previous five years business experience;

     (b) Developer shall provide Franchisor with any additional information, agreements, certifications or documents Franchisor requests for use in its evaluation of whether to exercise its first refusal right.

     (c) Upon receipt of the Franchisor's request, Developer or the proposed transferee shall promptly provide Franchisor with access to any real or personal property, documents or records relevant to the transaction and to the interest which is the subject of the Transfer. Once Franchisor has received all materials submitted by Developer or the proposed transferee and has reviewed all property, records and documents it has requested, Franchisor shall notify Developer or the proposed transferee of its decision to exercise its option to acquire the interest being transferred, and the conditions, if any, under which it will approve the proposed Transfer.

     (d) If the Franchisor exercises its first refusal right, the transferor shall transfer the interest to Franchisor or to its assignee pursuant to an agreement to purchase which contains the material terms to which the transferor and the proposed transferee had agreed. If the offer or proposed purchase contract omitted any terms customarily addressed in a transfer of an interest of the type which is the subject of the transaction, Franchisor may supply those terms in the purchase agreement and related documents.

     (e) If the proposed transferor wishes to make a Transfer, the transferor shall provide Franchisor with a copy of any offer or agreement to purchase, signed by the proposed transferee, together with copies of any documents referenced in the offer or agreement. If all material terms of the proposed sale are not described in the offer or agreement, Developer shall provide details of all such terms in its submission to the Franchisor, accompanied by the proposed transferee's written agreement to the terms.

     (f) In the event the consideration, terms, and/or conditions offered by the third party are such that Franchisor or its nominee may not reasonably be able to furnish the same consideration, terms, and/or conditions, then Franchisor or its nominee, as appropriate, may purchase the interest proposed to be transferred for the reasonable equivalent in cash. If the parties cannot agree, within a reasonable time, on the reasonable equivalent in cash of the consideration, terms, and/or conditions offered by the third party, an independent appraiser shall be designated by Franchisor, and such appraiser's determination shall be binding.

7.4. Death or Disability. Within fifteen (15) days after the death or permanent disability of Developer or any Developer's Principal, Developer or a representative of Developer must notify Franchisor in writing. Any transfer upon death or permanent disability will be subject to the same terms and conditions as described in this Section for any inter vivos transfer.

     Upon the death of Developer (if natural person) or any Developer's Principal who is a natural person and who has an interest in this Agreement, the Developer's business or in Developer, the executor, administrator, or other person representative of the deceased will transfer the interest of the deceased to a third party approved by Franchisor within twelve (12) months after the date of death. If no personal representative is designated or appointed and no probate proceedings are instituted with respect to the estate of the deceased, then the distributee of the interest of the deceased must be approved by Franchisor. If the distributee is not approved by Franchisor, then the distributee will transfer the interest of the deceased to a third party approved by Franchisor within twelve (12) months after the date of death of the deceased.

     Upon the permanent disability of Developer (if a natural person) or any Developer's Principal who is a natural person and who has an interest in this Agreement, in Developer's business or in Developer, Franchisor may require the interest to be transferred to a third party in accordance with the conditions described in this Section 7 within six (6) months after notice to Developer. For purposes of this Section 7.4, "permanent disability" means any physical, emotional, or mental injury, illness, or incapacity that would prevent a person from performing the obligations set forth in this Agreement or in the Guaranty made part of this Agreement for at least ninety (90) consecutive days, and from which condition recovery within ninety (90) days from the date of determination of disability is unlikely. If the parties disagree as to whether a person is permanently disabled, the existence of permanent disability will be determined by a licensed practicing physician selected by Franchisor, upon examination of the person or if the person refuses to submit to an examination, then (for the purpose of this Section 7.4) the person automatically will be considered permanently disabled as of the date of refusal. The costs of any examination required by this Section 7.4 will be paid by Franchisor.

     If an interest is not transferred upon death or permanent disability as required in this Section 7.4 then the failure will constitute a material event of default under this Agreement.


7.5. Public Offerings. Equity Interests in Developer and Developer's Principals may be offered, only with the prior written consent of Franchisor, which consent shall not be unreasonably withheld. Such approval will be subject to the following:

     (a) All registration materials required for such offering by federal or state law shall be submitted to Franchisor for review prior to their being filed with any government agency;

     (b) No offering material (for either a public or private offering) shall express or imply (by use of the Proprietary Marks or otherwise) that Franchisor is participating in an underwriting, issuance or public offering of Developer, Developer's Principals, or Franchisor securities. Franchisor may, at its option, require such offering materials to contain a written statement prescribed by Franchisor concerning the limitations described in the preceding sentence;

     (c) Developer, Developer's Principals and the other participants in the registration and offering must fully indemnify Franchisor in connection with the offering;

     (d) For each proposed public offering, other than offerings which are exempt from registration, Developer shall pay to Franchisor a nonrefundable fee of Ten Thousand and no/100 Dollars ($10,000.00) or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees;

     (e) Franchisor's receipt of a legal opinion from counsel satisfactory to Franchisor stating (a) that the offering materials and the conduct of the securities offering comply in all material respects with the laws of the applicable Territory Segment from which an offer of securities originates or into which an offer of securities is directed, and (b) that neither the conduct nor consummation of the securities offering will result in a violation of any anti-terrorism or anti- money laundering laws; and

     (f) Developer and Developer's Principals shall give Franchisor at least sixty (60) days' prior written notice before the effective date of any offering or other transaction covered by this Section 7.5.

8.   INSURANCE AND INDEMNITY

8.1 Insurance. During the entire term of this Agreement, Developer shall obtain and maintain insurance protecting Developer and the Indemnitees against any demand or claim arising or occurring in connection with the operation of Developer's business. Such policies shall: (i) be of the types and for the minimum amounts of coverage indicated in Franchisor's operational policies; (ii) contain a waiver of subrogation in favor of Franchisor; (iii) name the Indemnitees as additional insureds; (iv) contain no provision which limits or reduces coverage in the event of a claim by any one (1) or more of the Indemnities; (v) provide that policy limits shall not be reduced, coverage restricted, canceled, allowed to lapse or otherwise altered or such policy(ies) amended without Franchisor's consent; and (vi) be obtained from reputable insurance companies approved by Franchisor and authorized to do business in all jurisdictions in which the Franchised Restaurants are, or are to be located. Developer also acknowledges and agrees to:

     (a) furnish Franchisor with evidence that Developer has obtained the required insurance not less than fifteen (15) days after the Execution Date, and each year afterwards, and at any other time a carrier or coverage is changed;

     (b) increase the insurance coverage amounts in the amounts indicated by Franchisor upon thirty (30) days prior written notice from Franchisor; and

     (c) reimburse Franchisor for any insurance policies obtained by Franchisor on behalf of Developer if Developer fails to obtain the insurance required by this Section.

8.2  Indemnitees

     8.2.1 Indemnification. Developer and Developer's Principals agree to and hereby, jointly and severally, indemnify, defend (by counsel chosen by
Franchisor) and agree to hold harmless each Indemnitee from all Losses and Expenses alleged, incurred or assessed in connection with:

     (a) Developer's or any Developer's Principal's alleged infringement or alleged violation of any trademark or other proprietary name, mark, or right allegedly owned or controlled by a third party;


     (b) The violation, breach or asserted violation or breach, by Developer or any of Developer's Principals, of any federal, state or local law, regulation, ruling, standard or directive or any industry standard;

     (c) Libel, slander or any other form of defamation of Franchisor, the System or any developer or franchisee operating under the System, by Developer or by any of Developer's Principals;

     (d) The violation or breach by Developer or any of Developer's Principals, of any warranty, representation, agreement or obligation in this Agreement or in any other agreement, between Developer, its subsidiaries and affiliates and
Franchisor, its subsidiaries and affiliates or the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees thereof; and

     (e) Acts, errors, or omissions of Developer, any of Developer's subsidiaries or affiliates or any of Developer's Principals and the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of Developer and its subsidiaries and affiliates in connection with the development activities contemplated under this Agreement or the operation of a Franchised Restaurant.

     8.2.2. Notice and Counsel. Developer and each of Developer's Principals agree to give Franchisor immediate notice of any Action. Franchisor may engage, at its expense, separate counsel to represent the Indemnitees in such Action and/or elect to assume (but under no circumstance is obligated to undertake) the defense and/or reasonable settlement of any Action. Franchisor's election to settle shall not diminish Developer's and each of Developer's Principal's obligation to defend, indemnify and hold the Indemnitees harmless from all Losses and Expenses.

     8.2.3 Settlement and Remedial Actions. In order to protect persons or property, or its reputation or goodwill, or the reputation or goodwill of others, Franchisor may, at any time and without notice, as it, in its sole judgment deems appropriate, consent or agree to settlements or take such other remedial or corrective actions it deems expedient with respect to any Action if, in Franchisor's sole judgment, there are reasonable grounds to believe that:

     (a) any of the acts or circumstances enumerated in Section 8.2.1 ((a) through (d)) above have occurred;

     (b) any act, error, or omission as described in Section 8.2.1 (e) may result directly or indirectly in damage, injury, or harm to any person or any property.

     8.2.4 Expenses. All Losses and Expenses incurred under this Section shall be chargeable to and paid by Developer or any of Developer's Principals pursuant to Developer's obligations of indemnity under this Section 8 regardless of any actions, activity or defense undertaken by Franchisor or the subsequent success or failure of such actions, activity, or defense.

     8.2.5 Third Party Recovery. Under no circumstances shall the Indemnitees be required or obligated to seek recovery from third parties or otherwise mitigate their losses in order to maintain a claim against Developer or any of Developer's Principals. Developer and each of Developer's Principals agree that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable from Developer or any of Developer's Principals by the Indemnitees.

     8.2.6 Third Party Liability. The Indemnitees do not assume any liability whatsoever for acts, errors, or omissions of any third party with whom
Developer, any of the Developer's Principals, Developer's affiliates or any of the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of Developer, its Principals or their affiliates may contract, regardless of the purpose. Developer and each of its Principals will hold harmless and indemnify the Indemnitees for all Losses and Expenses which may arise out of any acts, errors or omissions of Developer, Developer's Principals, their respective affiliates, and the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of each and any such other third parties without limitation and without regard to the cause or causes thereof or the strict liability or negligence of Franchisor or any other party or parties arising in connection therewith, and whether such negligence be sole, joint or concurrent, or active or passive.

     8.2.7 Survival. Developer and Developer's Principals expressly agree that the terms of this Section 8 shall survive the termination, expiration or transfer of this Agreement or any interest herein.

9.   TERM AND TERMINATION

9.1 Term. Unless terminated as provided for herein, the term of this Agreement and all rights granted hereunder shall commence on the Execution Date and expire on the date on which Developer successfully and in a timely manner completes the Development Schedule.

9.2 Automatic Termination. Developer will be in default under this Agreement, and all rights granted by this Agreement will automatically terminate without notice to Developer:

     (a) If Developer becomes insolvent or makes a general assignment for the benefit of creditors;

     (b) If Developer files a voluntary petition under any section or chapter of the federal bankruptcy law or under any similar law or statute of the United States or any state, or admits in writing its inability to pay its debts when due;

     (c) If Developer is adjudicated bankrupt or insolvent in proceedings filed against Developer under any section or chapter of the federal bankruptcy laws or under any similar law or statute of the United States or any state; or if a bill in equity or other proceeding for the appointment of a receiver of Developer or other custodian for Developer's business or assets is filed and consented to by Developer; or if a receiver or other custodian (permanent or temporary) of Developer's assets or property, or any part thereof, is appointed by any court of competent jurisdiction;

     (d) If proceedings for a composition with creditors under any state or federal law is instituted by or against Developer;

     (e) If a final judgment against Developer in any amount Franchisor deems material (but in no event more than $25,000) remains unsatisfied or of record for 30 days or longer (unless an appeal bond is filed);

     (f) If Developer is dissolved;

     (g) If Developer, or any of Developer's Principals, makes any offer, attempts to offer, solicits an offer, or takes steps to offer publicly any interest in Developer in violation of Section 7.5 of this Agreement;

     (h) If execution is levied against Developer's business or property in any amount Franchisor deems material (but in no event more than $25,000);

     (i) If suit to foreclose any lien or mortgage against the Developer's business or any asset thereof in any amount Franchisor deems material (but in no event more the $25,000) is instituted against Developer and not dismissed within 30 days; or

     (j) If the real or personal property of Developer's business will be sold after levy thereupon by any sheriff, marshal, or constable.

9.3 Termination upon Notice. This Agreement shall terminate immediately upon notice from Franchisor to Developer and without providing Developer the right to cure such default, if Developer:

     (a) Or any of Developer's Principals is convicted of, or pleads nolo conendere to a felony or any other crime or offense that is reasonably likely, in the opinion of Franchisor, to adversely affect the System, the Proprietary Marks, the Animated Entertainment, the goodwill associated therewith, or Franchisor's interest therein;

     (b) Or any of Developer's Principals copies or duplicates any Animated Entertainment programs or materials or purports to transfer ownership or possession of any Animated Entertainment components or materials without the prior written consent of Franchisor;

     (c) Or any of Developer's Principals, except as described in Section 9.2(g), violates the requirements for Transfers contained in Section 7;

     (d) Or any of Developer's Principals, as applicable, fails to comply with the representations and warranties in Sections 5 and 13 hereof;

     (e) Or any of Developer's Principals discloses or divulges any Confidential Information contrary to the provisions of this Agreement;

     (f) Fails to maintain the insurance(s) required by Section 8;

     (g) Or any of Developer's Principals fails to comply with the in-term covenants in Section 5.5 or if Developer fails to obtain execution of the covenants and related agreements required under Section 5.8 within thirty (30) days after being requested to do so by Franchisor;

     (h) Or Developer's Principals engage in any act, conduct, or practice which Franchisor, in its sole judgment, deems to be deceptive, misleading unethical or otherwise contrary to or in conflict with the reputation and image of the System.

     (i) Fails to meet is obligations under the Development Schedule, or fails to comply with the terms and/or conditions of any Franchise Agreement between Developer (or a person or entity affiliated with or controller by Developer) and Frachisor after receiving written notice from Franchisor and fifteen (15) days, within which to remedy such default; provided, however that if the applicable Franchise Agreement provides for a shorter notice period or provides for termination without notice and/or opportunity to cure, Franchisor may terminate this Agreement upon Developer's receipt of written notice from Franchisor and, if applicable, such shorter time as described in the Franchise Agreement.

9.4  Termination  with Thirty Day Notice.  Except as otherwise  provided in this
Section 9, Developer shall have thirty (30) days after its receipt from Franchisor of a written notice within which to remedy any default of the terms of this Agreement and the attachments hereunder and provide evidence thereof to Franchisor. If any such default is not cured within that time, this Agreement shall terminate without further notice to Developer, effective immediately upon the expiration of the thirty (30) day period.

10.  REMEDIES

10.1 Remedies. Upon the occurrence of an uncured breach and subsequent termination pursuant to Section 9, Franchisor may exercise one or more of the following remedies or such other remedies as may be available at law or in equity (each of the following remedies are nonexclusive and noncumulative):

     10.1.1 Reduction of Exclusivity. Franchisor, at its sole discretion, can completely terminate or, alternatively, reduce the number of Franchised Restaurants that Developer was given the right to develop and establish pursuant to the Development Schedule or terminate or reduce the territorial exclusivity granted Developer pursuant to Section 2 in the understanding that this Agreement will remain in effect and will be considered to be amended accordingly.

     10.1.2 Cure. Franchisor, at Franchisor's discretion and without obligation, may cure such breach at Developer's expense and, in connection therewith, Developer (i) hereby grants to Franchisor all rights and powers necessary or appropriate to accomplish such cure; (ii) shall indemnify and hold the Indemnitees harmless from and against all costs, expenses (including reasonable fees of counsel and other engaged professionals), liabilities, claims, demands and causes of action (including actions of third parties) incurred by or alleged against any Indemnitee in connection with Franchisor's cure; and (iii) shall reimburse or pay such costs or damages within ten (10) days of receipt of Franchisor's invoice therefor;

     10.1.3 Specific Enforcement. Franchisor may, in addition to pursuing any other remedies, specifically enforce Developer's and Developer's Principal's obligations, covenants and agreements or obtain injunctive or other equitable relief in connection with the violation or anticipated violation of such obligations, covenants and agreements without the necessity of showing (i) actual or threatened harm; (ii) the inadequacy of damages as a remedy; or (iii) likelihood of success on the merits, and without being required to furnish bond or other security. Nothing in this Agreement shall impair Franchisor's right to obtain equitable relief.

11. DISPUTE RESOLUTION


11.1 Mediation. Except for infringement of Proprietary Marks, Animated Entertainment or other violation of Franchisor's intellectual property rights, regarding which Franchisor may apply for emergency, special, or injunctive relief, both Franchisor and Developer will attempt in good faith to settle any dispute related to the execution of or performance under this Agreement and the operation of Developer's business. If Franchisor and Developer are unable to do so, they hereby agree to submit to non-binding mediation prior to bringing such claim, controversy or dispute in a court. The mediation shall be conducted through either an individual mediator or a mediator appointed by a mediation services organization or body, experienced in the mediation of food service business disputes, as agreed upon by Franchisor and Developer. The costs and expenses of mediation, including compensation of the mediator, shall be borne by the parties equally. If the parties are unable to resolve the claim, controversy or dispute within ninety (90) days after the mediator has been appointed, unless such time period is extended by written agreement of the parties, then either party may bring a legal proceeding under the following Sections, 11.2 through 11.4, to resolve such claim.

11.2 Applicable Law. Franchisor and Developer agree that this Agreement shall be governed, construed and enforced in accordance with the laws of the State of Texas without regard to its conflicts of laws provisions.

11.3 Jurisdiction and Venue. FRANCHISOR AND DEVELOPER HEREBY IRREVOCABLY SUBMIT THEMSELVES TO THE JURISDICTION OF THE STATE COURTS OF DALLAS COUNTY, TEXAS AND THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION. DEVELOPER AND DEVELOPER'S PRINCIPALS FURTHER AGREE THAT VENUE FOR ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT WILL BE DALLAS COUNTY, TEXAS, PROVIDED HOWEVER THAT, WITH RESPECT TO ANY ACTION (I) FOR MONIES OWED, (II) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF, (III) INVOLVING OWNERSHIP OR USE OF THE PROPRIETARY MARKS OR THE ANIMATED ENTERTAINMENT, OR (IV) INVOLVING POSSESSION OR DISPOSITION OF, OR OTHER RELIEF RELATING TO THE PREMISES OF ANY FRANCHISED RESTAURANT, FRANCHISOR MAY BRING SUCH ACTION IN ANY STATE OR FEDERAL DISTRICT COURT WHICH HAS JURISDICTION.

11.4 Mutual Benefit. FRANCHISOR, DEVELOPER AND DEVELOPER'S PRINCIPALS ACKNOWLEDGE THAT THE PARTIES' AGREEMENT REGARDING APPLICABLE STATE LAW AND FORUM IN SECTIONS 11.2 AND 11.3 PROVIDES THE PARTIES WITH THE MUTUAL BENEFIT OF UNIFORM INTERPRETATION OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR THE PARTIES' RELATIONSHIP CREATED BY THIS AGREEMENT. FRANCHISOR, DEVELOPER AND DEVELOPER'S PRINCIPALS FURTHER ACKNOWLEDGE THE RECEIPT AND SUFFICIENCY OF MUTUAL CONSIDERATION FOR THAT BENEFIT.

12.      MISCELLANEOUS

12.1 Independent Contractors. In performing this Agreement, the parties specifically agree that Franchisor and Developer's relationship is and always will be solely that of independent contractors. Neither Franchisor or Developer shall not represent itself or permit any of its employees, agents, servants, or representatives to represent itself as an employee, agent, servant, or joint venturer of the other. Neither party shall have no right to and shall not attempt to enter into contracts or commitments in the name of or on behalf of the other in any respect whatsoever.

12.2 Entire Agreement. This Agreement and the Attachments hereto constitute the entire agreement between Franchisor, Developer and Developer's Principals concerning the subject matter hereof. All prior agreements, discussions, representations, warranties and covenants are merged herein. THERE ARE NO
WARRANTIES, REPRESENTATIONS, COVENANTS OR AGREEMENTS, EXPRESS OR IMPLIED, BETWEEN THE PARTIES EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. Except those permitted to be made unilaterally by Franchisor, any amendments or modifications of this Agreement shall be in writing and executed by Franchisor and Developer.

12.3 JUDGMENT; DISCRETION . DEVELOPER AND FRANCHISOR ACKNOWLEDGE THAT VARIOUS PROVISIONS OF THIS AGREEMENT SPECIFY CERTAIN MATTERS THAT ARE WITHIN THE DISCRETION OR JUDGMENT OF FRANCHISOR OR ARE OTHERWISE TO BE DETERMINED UNILATERALLY BY FRANCHISOR. IF THE EXERCISE OF FRANCHISOR'S DISCRETION OR JUDGMENT AS TO ANY SUCH MATTER IS SUBSEQUENTLY CHALLENGED, THE PARTIES TO THIS AGREEMENT EXPRESSLY DIRECT THE TRIER OF FACT THAT FRANCHISOR'S RELIANCE ON A BUSINESS REASON IN THE EXERCISE OF ITS DISCRETION OR JUDGMENT IS TO BE VIEWED AS A REASONABLE AND PROPER EXERCISE OF SUCH DISCRETION OR JUDGMENT, WITHOUT REGARD TO WHETHER OTHER REASONS FOR ITS DECISION MAY EXIST, WITHOUT REGARD TO WHETHER THE TRIER OF FACT WOULD INDEPENDENTLY ACCORD THE SAME WEIGHT TO THE BUSINESS REASONS, AND WITHOUT REGARD TO WHETHER SUCH DISCRETION OR JUDGMENT IS EXERCISED IN THE BEST INTERESTS OF DEVELOPER.

12.4 No Waiver. Either party's failure to exercise any right or remedy or to enforce any obligation, covenant or agreement herein shall not constitute a waiver by, or estoppel of, such party's right to enforce strict compliance with any such obligation, covenant or agreement. No custom or practice shall modify or amend this Agreement. Either party's waiver of, or failure or inability to enforce, any right or remedy shall not impair such party's rights or remedies with respect to subsequent default of the same, similar or different nature. Acceptance of any payment shall not waive any default.

12.5 Severability. If all or any portion of any covenant contained herein are held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Developer and Developer's Principals expressly agree to be bound by any lesser covenant subsumed within the terms of the covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Agreement. Notwithstanding the above, should any term, covenant or provision hereof, or the application thereof, be determined by a valid, final, non-appealable order to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the term or provision so held to be invalid or unenforceable and all of the remaining terms, covenants or provisions hereof shall continue in full force and effect without regard to the invalid or unenforceable provision. In such event such term, covenant or provision shall be deemed modified to impose the maximum duty permitted by law and such term, covenant or provision shall be valid and enforceable in such modified form as if separately stated in and made a part of this Agreement. Notwithstanding the foregoing, if any term hereof is so determined to be invalid or unenforceable and such determination adversely affects, in Franchisor's absolute discretion, Franchisor's ability to preserve its rights in, or the goodwill underlying, the Proprietary Marks, the Animated Entertainment, the System and/or the Confidential Information, or materially effects Franchisor's other rights hereunder or its ability to receive and enjoy the economic benefits of this Agreement (including those provisions requiring the payment by Developer of liquidated damages or interest on past due payments or amounts under the indemnity provided by Developer) or to protect the System or the Mark (including the covenants regarding non-competition and confidentiality), Franchisor may terminate this Agreement immediately upon notice to Developer.

12.6 Notice. All notices required or desired to be given hereunder shall be in writing and shall be sent by personal delivery, expedited delivery service, return receipt requested or facsimile to the following addresses or such other addresses as designated by Franchisor or Developer in writing pursuant to this
Section:

         Notices to Franchisor:       Director of Franchise
                                      CEC Entertainment, Inc.
                                      4441 W. Airport Freeway
                                      Irving, Texas 75062
                                      Tel.     (972) 258- 8507
                                      Fax.     (972) 258- 8845

         Notices to Developer:        ____________________________
                                      ____________________________
                                      ____________________________
                                      ____________________________
                                      Tel.     (___) ___-_________
                                      Fax.     (___) ___-_________

     Notices posted by personal delivery or given by facsimile shall be deemed given upon receipt. Notice to Developer shall constitute notice to Developer's Principals.

12.7 Counterparts. This Agreement may be executed in any number of counterparts each of which when so executed shall be an original, but all of which together shall constitute one (1) and the same instrument.

12.8 Headings. The section headings in this Agreement are for convenient reference only and shall be given no substantive or interpretive effect.

12.9 Further Assurances. Franchisor and Developer shall execute and deliver any and all additional papers, documents, and other assurances and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

12.10 Compliance with Laws. Developer agrees to comply at its sole expense with all laws and regulations applicable to this Agreement and the operation of the Franchised Restaurants.

13.  ACKNOWLEDGMENTS

13.1 Independent Investigation. Developer acknowledges that it has conducted an independent investigation of the business venture contemplated by this Agreement and recognizes that the success of this business venture involves substantial business risks and will largely depend upon the ability of Developer. Franchisor expressly disclaims making, and Developer acknowledges that it has not received or relied on, any warranty or guaranty, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

                                  Developer's Principals' Initials _____________

13.2 Opportunity to Assess Risks. Developer acknowledges that Developer has received, read, and understands this Agreement and the related Attachments and agreements and that Franchisor has afforded Franchisee sufficient time and opportunity to consult with advisors selected by Franchisee about the potential benefits and risks entering into this Agreement.

                                  Developer's Principals' Initials _____________

13.3 Receipt of Disclosure Document. Developer acknowledges that it received a complete copy of this Agreement and all related Attachments and agreements at least five business days before the date on which this Agreement was executed. Developer further acknowledges that it has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten business days before the date of on which this Agreement was executed.

                                  Developer's Principals' Initials _____________

13.4 No Extraneous Promises. Developer confirms and acknowledges that no written or oral agreements, promises, commitments, undertakings or understandings were made to or with Developer that are not expressly set forth in this Agreement and any duly executed amendment or addendum attached to this Agreement.

                                  Developer's Principals' Initials _____________

13.5 No Extraneous Inducements. Developer confirms and acknowledges that no representation, warranty, guaranty or promise other than those expressly set forth in this Agreement and in the disclosure described in Section 13.3 was made by Franchisor or any other person to induce Developer to sign this Agreement. Developer recognizes that neither Franchisor nor any other party can guarantee Developer's business success or state the exact costs of operating Developer=s Business, and that such success and costs will depend primarily upon Developer's own efforts and business ability. Developer also recognizes that any new business venture is speculative.

                                  Developer's Principals' Initials _____________

13.6 Commercial Relationship. Developer acknowledges that this Agreement creates an arm's length commercial relationship that cannot and will not be transformed into a fiduciary or other "special" relationship by course of dealing, by any special indulgences or benefits that Franchisor bestows on Developer, or by inference from a party's conduct.

                                  Developer's Principals' Initials _____________

13.7 Compliance with Anti-Corruption and Anti-Money Laundering Laws. Developer represents covenants and warrants to Franchisor that, to the best of its knowledge, neither it nor any owner or managerial employee thereof is identified, either by name or an alias, pseudonym or nickname, on the lists of "Specially Designated Nationals" or "Blocked Persons" maintained by the U.S. Treasury Department's Office of Foreign Assets Control (texts currently available at www.treas.gov/offices/enforcement/ofac/). Further Developer represents, covenants and warrants that, to the best of its knowledge, it has not violated and agrees that it will not violate any law (in effect now or which may become effective in the future) prohibiting corrupt business practices, money laundering or the aid or support of persons or entities who conspire to commit acts of terror against any person or government, including acts prohibited by the U.S. Patriot Act, Public Law No. 107-56 (text currently available at http.//www.epic.org/privacy/terrorism/hr3162.html), U.S. Executive
Order         13244         (text         currently         available         at
http://treas.gov/offices/enforcement/ofac/ sanctions/terrorism.html), or similar law. The foregoing constitute continuing representations and warranties, and Developer shall notify Franchisor immediately in writing of the occurrence of any event or the development of any circumstance that might render the foregoing representation and warranty false, inaccurate or misleading.

                                  Developer's Principals' Initials _____________

13.8. No Claims. Developer and Developer's Principals represent, covenant and warrant to Franchisor that, to the best of their knowledge, neither they nor an affiliate of either hold or are due, as applicable, any claims, debts, liabilities, demands, obligations, expenses, actions, or causes of action of any nature, character or description related to this Agreement against Franchisor, and its affiliates and each of their respective successors, partners and the partners, shareholders, representatives, assigns, agents, servants, employees, independent contractors, officers and directors of each of them, in their corporate and individual capacities.

                                  Developer's Principals' Initials _____________



                     [Signatures appear on following pages]

     IN WITNESS WHEREOF, the parties hereto have fully executed and delivered this Agreement on the day and year first above written.

                                       CEC ENTERTAINMENT, INC.

                                       By:      ________________________
                                       Name:    ________________________
                                       Title:   ________________________


STATE OF TEXAS

COUNTY OF DALLAS

     Before me personally appeared ________________ who, after being duly sworn, says that he is the ________________ of CEC Entertainment, Inc., a corporation, organized and existing under the laws of Kansas, and that he has authority to execute under oath and has so executed the above Agreement for and on behalf of such corporation for such purposes therein contained.

     WITNESS my hand and official seal this ___ day of ________, 20__.


(SEAL)                                 ___________________________
                                       Notary Public in and for
                                       The State of ______________

                                       DEVELOPER:

                                       _________________________________

                                       By:      ________________________
                                       Name:    ________________________
                                       Title:   ________________________


STATE OF _____________

COUNTY OF ____________

     Before me personally appeared ________________ who, after being duly sworn, says that he is the ________________ of ________________, a (corporation)
(partnership), organized and existing under the laws of ________________, and that he has authority to execute under oath and has so executed the above Agreement for and on behalf of such (corporation) (partnership) for the purposes therein contained.

     WITNESS my hand and official seal this ___ day of ________, 20__.


                                       _________________________________
(SEAL)                                 Notary Public in and for
                                       The State of ______________

                                  SCHEDULE 1.8

                        STATEMENT OF OWNERSHIP INTERESTS
                           AND DEVELOPER'S PRINCIPALS

     A. The following is a list of stockholders, partners or other investors in Developer, including all investors who own or hold a direct or indirect interest in Developer, and a description of the nature of their interest. All such individuals and entities shall be deemed to be "Developer's Principals" described in and designated pursuant to the Development Agreement, each of whom will execute the Agreement and Guaranty of Developer's Principals:


         Name                  Percentage of Ownership/Nature of Interest













     B. The following is a list of all other of "Developer's Principals" not described in "A", above, described in and designated pursuant to the Development Agreement, each of whom will execute the Agreement and Guaranty of Developer's Principals.

                                  ATTACHMENT A

                               FRANCHISE AGREEMENT

                                  ATTACHMENT B

                            AGREEMENT AND GUARANTY OF
                             DEVELOPER'S PRINCIPALS

Each of the undersigned acknowledges and agrees as follows:

     (1) Each has read the terms and conditions of the Development Agreement and acknowledges that the execution of this Guaranty and the undertakings of the Developer's Principals in the Development Agreement are in partial consideration for, and a condition to, the granting of the rights contracted in the Development Agreement, and that the Franchisor would not have granted the rights contained in the Development Agreement without the execution of this Guaranty and the other undertakings by each of the undersigned;

     (2) Each is included in the term "Developer's Principals";

     (3) Each individually, jointly, and severally, makes all of the covenants, representations, warranties and agreements of Developer's Principals set forth in the Development Agreement and is obligated to perform thereunder; and

     (4) Each individually, jointly and severally, unconditionally, and irrevocably guarantees to Franchisor and its successors and assigns that all of Developer's obligations under the Development Agreement will be punctually paid and performed. Upon default by Developer's or upon notice from Franchisor, each will immediately make each payment and perform each obligation required of Developer's under the Development Agreement.

     (5) Without affecting the obligations of any of Developer's Principals under this Guaranty, Franchisor may, without notice to the Developer's Principals, waive, renew, extend, modify, amend, or release any indebtedness or obligation of Developer or settle, adjust, or compromise any claims that Franchisor may have against Franchisee.

     (6) Each of the Developer's Principals waives all demands and notices of every kind with respect to the enforcement of this Guaranty, including notices of presentment, demand for payment or performance by Developer, any default by Developer or any guarantor, and any release of any guarantor or other security for this Guaranty or the obligations of Developer.

     (7) Franchisor may pursue its rights against any of Developer's Principals without first exhausting its remedies against Developer and without joining any other guarantor and no delay on the part of Franchisor in the exercise of any right or remedy will operate as a waiver of the right or remedy, and no single or partial exercise by Franchisor of any right or remedy will preclude the further exercise of that or any other right or remedy.

     (8) Upon receipt by Franchisor of notice of the death of any of Developer's Principals, the estate of the deceased will be bound by the foregoing Guaranty, but only for defaults and obligations under the Franchise Agreement existing at the time of death, and in that event, the obligations of the remaining Franchisee's Principals will continue in full force and effect.


ATTEST: DEVELOPER'S PRINCIPALS


                                       Name: _________________________
                                             _________________________


                                       Name: _________________________
                                             _________________________


                                       Name: _________________________
                                             _________________________



STATE OF ____________

COUNTY OF ___________

     Before me personally appeared the following persons _______________________ who are known to me to be the persons who executed the foregoing Agreement and Guaranty of Developer's Principals and each acknowledged the same to be his or her free act and deed for the purpose s therein contained.

     WITNESS my hand and official seal this ___ day of ________, 20__.


                                                 ___________________________
(SEAL)                                           Notary Public

                                  ATTACHMENT C

             EMPLOYEE CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

     This Confidentiality and Non-Competition Agreement ("Agreement") is made and entered into this ____ day of ________________, 20__, by and between CEC Entertainment, Inc., a Kansas corporation ("Franchisor"), ___________ ("Developer"), and __________________ ("Covenantor").

                                    Recitals

     WHEREAS, Franchisor and Developer have entered into a Development Agreement dated __________________ (the "Development Agreement"), pursuant to which Franchisor has granted Developer the right to establish and operate a family-oriented pizza restaurants (the "Franchised Restaurant") and to use the Proprietary Marks and System solely in connection therewith; and

     WHEREAS, Franchisor has provided, or will provide to Developer, a confidential operations manual and such other written or printed material to explain the operation of the System and aid in its use (the "Documentation") and certain confidential information, knowledge, and know-how concerning the construction and methods of operation of the Franchised Restaurants relating to the System, including the Documentation, drawing, materials, equipment, techniques, products, recipes, and other data of Franchisor ("Trade Secrets"); and

     WHEREAS, the Proprietary Marks and Trade Secrets provide economic advantages to Franchisor and the Trade Secrets are not generally known to, and are not readily ascertainable by proper means by, Franchisor's competitors who could obtain economic value from knowledge and use of the Trade Secrets; and

     WHEREAS,  Covenantor  acknowledges that receipt of and the right to use the
Trade  Secrets   constitutes   independent   valuable   consideration   for  the
representations, promises and covenants made by Covenantor herein;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the parties agree as follows:

                            Confidentiality Agreement

     1. Franchisor and Developer shall disclose to Covenantor some or all of the Trade Secrets. All information and materials, including, without limitation, the Documentation, which Franchisor provides to Developer and/or Covenantor shall be deemed confidential Trade Secrets for purposes of this Agreement.

     2. Covenantor shall at all times treat as confidential, and shall not at any time disclose, distribute, copy, duplicate, record, or otherwise reproduce, in whole or in part, or otherwise make available to any person or source or otherwise use in any manner except for the operation of the Franchised Restaurants, the contents of the Trade Secrets without the prior written consent of Franchisor.

     3. Covenantor agrees that any goodwill that may arise from Covenantor's use of the Trade Secrets shall at all times remain the sole and exclusive property of Franchisor and shall inure to the sole benefit of Franchisor.

     4. Covenantor agrees to notify Franchisor and Developer promptly in writing of any loss, theft, or unauthorized disclosure or use of any of the Trade Secrets of which Covenantor has knowledge.

     5. Covenantor shall surrender any material containing some or all of the Trade Secrets, including the Documentation, to Developer or Franchisor, upon request, or upon termination of employment by Developer, or upon conclusion of the use for which such information or material may have been furnished to Covenantor.

                            Covenants Not to Compete

     1. Covenantor specifically acknowledges that, pursuant to Covenantor's employment or association with Developer, Covenantor will receive valuable, specialized training and/or confidential information. In consideration for the disclosure of the Trade Secrets, Covenantor covenants that during Covenantor's employment or association with Developer, and for one (1) year following the earlier of the expiration, termination or transfer of all of Developer's interest in the Development Agreement or the termination of Covenantor's association with or employment by Developer, except as otherwise approved in writing by Franchisor, Covenantor shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with, any person or legal entity:

     2. Divert or attempt to divert any business or customer of the Franchised Restaurants to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks, the Animated Entertainment or the System;

          i. Employ or seek to employ any person who is at that time employed by Franchisor, Developer, or by any principal of Developer (other than ____________ ), or otherwise directly or indirectly induce such person to leave his or her employment; or

          ii. Own, maintain, operate, engage in, be employed by, provide any assistance to, or have any interest in (as owner or otherwise) any business with entertainment by three dimensional computer-controlled animated characters or video display; provided, however, that this provision shall not apply to the operation by Covenantor of any license which may be granted by Franchisor to Covenantor; and provided, further, that this provision shall not apply to any ownership by Covenantor, of less than five percent (5%) of the outstanding equity securities in any publicly-held corporation.

                                  Miscellaneous

     1. Developer and Covenantor agree that in the event of a breach of this Agreement, Franchisor and/or Developer shall be entitled to enforce the provisions of this Agreement and shall be entitled, in addition to any other remedies which are made available to it at law or in equity, to a temporary and/or permanent injunction and a decree for the specific performance of the terms of this Agreement, without the necessity of showing actual or threatened harm and without being required to furnish a bond or other security.

     2. Covenantor agrees to pay all expenses (including court costs and reasonable attorneys' fees) incurred by Franchisor and Developer in enforcing this Agreement.

     3. THIS AGREEMENT SHALL BE INTERPRETED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF ____________, WITHOUT REFERENCE TO _________________ CHOICE OF LAW PRINCIPLES.

     4. This Agreement contains the entire agreement of the parties regarding the subject matter hereof. This Agreement may be modified only by a duly authorized writing executed by all parties.

     5. Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

         Notices to Franchisor:  Director of Franchise
                                 CEC Entertainment, Inc.
                                 4441 W. Airport Freeway
                                 Irving, Texas 75062


         Notices to Developer:   ____________________________
                                 ____________________________
                                 ____________________________
                                 ____________________________

         Notices to Covenantor:  ____________________________
                                 ____________________________
                                 ____________________________
                                 ____________________________


     Any notice by certified mail shall be deemed to have been given at the date and time of mailing.


     IN WITNESS WHEREOF, the undersigned have entered into this Agreement as witnessed by their signatures below.

                                       FRANCHISOR:

                                       CEC ENTERTAINMENT, INC.,
                                       a Kansas corporation

                                       By:  ___________________________
                                            Name:   ___________________
                                            Title:  ___________________


DEVELOPER:                             COVENANTOR:


By:  ___________________________       By:  ___________________________
     Name:    __________________            Name:   ___________________
     Title:   __________________            Title:  ___________________

                                  ATTACHMENT D

                                 GENERAL RELEASE
                                 (UPON TRANSFER)

     THIS GENERAL RELEASE (this "Release") is made and entered into this ___ day of ________, 20__, by ________________ ("Developer"), and ________________ (the
"Developer's Principals").

                                    RECITALS

     WHEREAS, on ________, ____, CEC Entertainment, Inc. ("Franchisor") and Developer entered into that certain Development Agreement (the "Development
Agreement") for the establishment and operation of a Chuck E. Cheese's restaurants;

     WHEREAS, Developer and/or one or more of Developer's Principals desire to effect a Transfer, as such term is defined in the Development Agreement; and

     WHEREAS, the Development Agreement provides, as a condition to Franchisor's approval of such Transfer, Developer and Developer's Principals shall execute a release of certain claims.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by each of the parties hereto, Developer and the Developer's Principals agree as follows:

                                    AGREEMENT

     1. RELEASE. Developer, each of the Developer's Principals, individually and collectively, jointly and severally, do hereby release and forever discharge Franchisor and its affiliates, and each of their respective successors, partners, and the shareholders, partners, representatives, assigns, agents, servants, employees, independent contractors, officers, and directors of each of them, in their corporate and individual capacities ("Designees"), of and from any claims, debts, liabilities, demands, obligations, costs, expenses, actions, and causes of action of every nature, character, and description, known or unknown, vested or contingent ("Claims"), which the Developer and the Developer's Principals now own or hold, or have at any time heretofore owned or held, or may at any time own or hold against the Franchisor, or each of the respective Designees of the Franchisor, arising under or in connection with any agreement, law, rule, regulation ordinance, or any other context whatsoever, including, without limitation, the Development Agreement and any development agreement or the operation of a Chuck E. Cheese's restaurant established thereunder, and any state or federal franchise or business opportunity law; provided, however, that this release shall not serve to terminate any agreement currently effective by an among Developer or any or all of the Developer's Principals and Franchisor.

[The parties intend this paragraph 1 to cover, encompass, release, and extinguish all claims and matters that might otherwise be reserved by California Civil Code section 1542, which provides as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected the settlement with the debtor."]

     2. AUTHORITY. By executing this Release, the parties represent and warrant that each have the right and authority to enter into and to accept the terms and covenants of this Release, and that no third party has or claims an interest in any claim released hereby.

     3. NO CONFLICTS. Each of the undersigned hereby represents and warrants that its execution of this Release does not violate any other agreement to which it is a party.

4.   MISCELLANEOUS.

     4.1 Counterparts. This Release may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     4.2 Opportunity to Review. Developer and the Developer's Principals represent and warrant that they: (i) have had an opportunity to review this Release; (ii) have had an opportunity to consult with an attorney; and (iii) fully understand the content and legal effect of this Release; and

     4.3 Governing Law. This Release shall be governed by the laws of the State of ________, which laws shall be controlling in the event of any conflict of law.

     4.4 Section Headings. The section headings of this Release are for the convenience of the parties only shall have no force or effect.

     4.5 Severability. The provisions of this release are severable, and, in the event that any of them is held void and unenforceable as a matter of law, the remainder shall continue in full force and effect.

     IN WITNESS WHEREOF, Developer and the Developer's Principals have executed and delivered this Release.

DEVELOPER:

By:      ________________________
Title:   ________________________
Date:    ________________________

Developer's Principals:


____________________________________        ____________________________________
Name:  _____________________________        Name:  _____________________________
Date:  _____________________________        Date:  _____________________________


____________________________________        ____________________________________
Name:  _____________________________        Name:  _____________________________
Date:  _____________________________        Date:  _____________________________


____________________________________        ____________________________________
Name:  _____________________________        Name:  _____________________________
Date:  _____________________________        Date:  _____________________________


____________________________________        ____________________________________
Name:  _____________________________        Name:  _____________________________
Date:  _____________________________        Date:  _____________________________